AMENDMENT TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT TO FUND PARTICIPATION AGREEMENT is made as of this ______ day of April, 2015, by and among Great-West Life & Annuity Insurance Company (“GWL&A”) Great-West Life & Annuity Insurance Company of New York (formerly known as First Great-West Life & Annuity Insurance Company) (collectively, the “Company”) JPMorgan Insurance Trust (the “Trust”), the Trust’s investment advisors, JPMorgan Investment Advisors Inc. and J.P. Morgan Investment Management Inc. (the “Advisers”, and the Trust’s administrator, JPMorgan Funds Management, Inc. (the “Administrator”) (collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties entered into to a Fund Participation Agreement dated April 24, 2009, as amended, (the “Agreement”); and

WHEREAS, the Parties desire to add additional Great-West separate accounts to the Agreement; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto; and

WHEREAS, the Parties desire to add additional Portfolios of the Trust the Agreement; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule B of the Agreement and replacing it with the Schedule B attached hereto.

WHEREAS, JPMorgan Investment Advisors Inc. (“JPMIA”) was a party to the Agreement and served as an investment adviser to JPMorgan Trust II; and effective January 1, 2010, JPMIA transferred its investment advisory business to JPMorgan Investment Management, Inc. (“JPMIM”) pursuant to an internal reorganization, and in connection therewith JPMIM, JPMIA and JPMorgan Trust II executed an Amendment to Investment Advisory agreement under which JPMIM assumed all of JPMIA’s rights and responsibilities as investment adviser to JPMorgan Trust II;

WHEREAS, the Company, the Advisors and the Administrator desire to amend the Agreement pursuant to Section 13 of the Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto; and

2.	Schedule B to the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto; and

3.	JPMIA is no longer a party to the Agreement, effective retroactively as of January 1, 2010; and

4.	All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date entered above.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By its authorized officer,

By:
Name:
Title:

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANYOF
NEW YORK (formerly known as FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY)

By its authorized officer,

By:
Name:
Title:

JPMORGAN INSURANCE TRUST

By its authorized officer,

By:
Name:
Title:

JPMORGAN INVESTMENT MANAGEMENT, INC.

By its authorized officer,

By:
Name:
Title:

JPMORGAN FUNDS MANAGEMENT, INC.

By its authorized officer,

By:
Name:
Title:

Schedule A
SEPARATE ACCOUNTS AND CONTRACTS

Name of Separate Account	Contract and Form Number Funded by Separate Account
Variable Annuity-1 Series Account of Great-West Life & Annuity Insurance Company	Select J434 OneSource J444 OneSource Choice J465 Advisor Choice J466
Variable Annuity-1 Series Account of Great-West Life & Annuity Insurance Company of New York	Select J434NY OneSource J444NY OneSource Choice J465NY Advisor Choice J466NY
Variable Annuity-2 Series Account of Great-West Life & Annuity Insurance Company	Smart Track J555 Smart Track II J777 [_____] J888
Variable Annuity-2 Series Account of Great-West Life & Annuity Insurance Company of New York	Smart Track J555NY Smart Track II J777NY [_____] J888NY
COLI VUL 2 Series Account	J355
COLI VUL-2 Series Account of Great-West Life & Annuity Insurance Company of New York	J355NY
COLI VUL-4 Series Account of Great-West Life & Annuity Insurance Company	J500
COLI VUL-7 Series Account of Great-West Life & Annuity Insurance Company	PPVUL
COLI VUL-1 Series Account of Great-West Life & Annuity Insurance Company of New York	PPVULNY
FutureFunds Series Account of Great-West Life & Annuity Insurance Company	FutureFunds FutureFunds Select

SCHEDULE B

All Class 1 and Class 2 portfolios of the JPMorgan Insurance Trust.